Exhibit 99.3

FOR IMMEDIATE RELEASE

William Lyon Homes Announces Proposed Tender Offer and Consent Solicitation in respect of Outstanding 8.5% Senior Notes due 2020

NEWPORT BEACH, Calif. — January 17, 2017 — William Lyon Homes (NYSE: WLH) (the “Company”) today announced that it is commencing an offer to purchase for cash (the “Tender Offer”) any and all of the outstanding aggregate principal amount of 8.5% Senior Notes due 2020 (the “2020 notes”) through its wholly owned subsidiary, William Lyon Homes, Inc. (“California Lyon”) subject to the terms and conditions specified in the related offer to purchase and consent solicitation statement dated January 17, 2017 (the “Offer to Purchase”). The Company concurrently announced that it is soliciting consents (the “Consent Solicitation”) through California Lyon from holders of the 2020 notes to amend the indenture governing the 2020 notes to eliminate substantially all of the restrictive covenants and certain events of default and reduce the minimum notice period required for optional redemptions of the 2020 notes to two business days on the terms and subject to the conditions set forth in the Offer to Purchase. The Tender Offer is scheduled to expire at Midnight, New York City time, on February 13, 2017, unless extended or earlier terminated (such date and time, as it may be extended or earlier terminated, the “Expiration Time”). The Consent Solicitation is scheduled to expire at the Early Tender Deadline (as defined below) unless extended or earlier terminated.

Subject to the terms and conditions of the Tender Offer, holders who validly tender and do not withdraw their 2020 notes on or prior to 5:00 P.M., New York City time, on January 30, 2017, unless extended or earlier terminated by the Company (such time and date, as the same may be extended or earlier terminated, the “Early Tender Deadline”), will be eligible to receive total consideration of US$1,046.50 per US$1,000 principal amount of 2020 notes tendered and accepted for payment, which includes an early tender premium of US$30.00 with respect to each US$1,000 principal amount of 2020 notes tendered. Holders who validly tender their 2020 notes after the Early Tender Deadline and at or prior to the Expiration Time will only be eligible to receive US$1,016.50 per US$1,000 principal amount of 2020 notes tendered and accepted for payment. Holders who validly tender their 2020 notes pursuant to the Tender Offer prior to the Early Tender Deadline will be deemed to have validly delivered consents related to such 2020 notes (the “Consents”) in the Consent Solicitation. The Company’s obligation to complete the Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including, among others, the Company and California Lyon having raised net proceeds through the separately announced proposed private offering of $450 million in aggregate principal amount of Senior Notes due 2025 (the “2025 notes”) through California Lyon, on reasonably satisfactory terms, sufficient to purchase all of the 2020 notes validly tendered (and not validly withdrawn) and accepted for purchase in the Tender Offer and to pay accrued interest and all fees and expenses in connection with the Tender Offer and such financing. The Company’s obligation to complete the Consent Solicitation is conditional upon the receipt prior to the Early Tender Deadline of Consents from holders of at least a majority in aggregate principal amount of the 2020 notes then outstanding and the execution of a supplemental indenture reflecting the proposed amendment to the indenture governing the 2020 notes.

The Company has engaged Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC to serve as dealer managers for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact Citigroup Global Markets Inc. at 390 Greenwich Street, 1st Floor, New York, New York 10013, Attention: Liability Management Group, Call U.S. Toll-Free: (800) 558-3745, Call Collect: (212) 723-6106; J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attention: Liability Management Group, (212) 270-9153; or Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, NY 10010, Attention: Liability Management Group, Call U.S. Toll-Free (800) 820-1653, Call Collect: (212) 325-2476.

The Company has appointed Global Bondholder Services Corporation to serve as the information agent and tender agent for the Tender Offer. Questions regarding the Tender Offer should be directed to Global Bondholder Services Corporation at 65 Broadway, Suite 404, New York, NY 10006, Banks and Brokers Call: (212) 430-3774, Call U.S. Toll-Free: (866) 470-3800. Documents for the Tender Offer, including the Offer to Purchase and the Letter of Transmittal, may be obtained by contacting Global Bondholder Services Corporation by telephone or by email at contact@gbsc-usa.com.

The 2025 notes will be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act. The 2025 notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy the 2020 notes, the 2025 notes or any other securities and shall not constitute an offer or a solicitation of an offer to buy, or a sale of, the 2020 notes, the 2025 notes or any other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act.

Forward-Looking Statements

Statements contained in this release that state the Company’s or management’s intentions, expectations or predictions of the future are forward-looking statements. Specifically, the Company cannot assure you that the proposed offering of the 2025 notes, the Tender Offer, the Consent Solicitation or the offer to purchase the 2020 notes described above will be consummated on the terms currently contemplated, if at all. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Additional information concerning factors that could cause actual results to differ materially is contained from time to time in the Company’s filings with the Securities Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2015, and its quarterly reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016. The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Portland and Seattle. The Company has a distinguished legacy of more than 60 years of homebuilding operations, over which time it has sold in excess of 99,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand, and Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Investor/Media Contacts:

Financial Profiles, Inc.

Larry Clark, (310) 622-8223

WLH@finprofiles.com